Exhibit 99.1

Condensed Combined Financial Statements
Transmission Business of Entergy Corporation and Subsidiaries
Three Months Ended March 31, 2013 and 2012

TABLE OF CONTENTS

CONDENSED COMBINED BALANCE SHEETS (UNAUDITED)	4
CONDENSED COMBINED STATEMENTS OF INCOME (UNAUDITED)	6
CONDENSED COMBINED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)	7
CONDENSED COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)	8
CONDENSED COMBINED STATEMENTS OF EQUITY (UNAUDITED)	9
NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)	10

DEFINITIONS

Abbreviation or Acronym	Term
AFUDC	Allowance for Funds Used During Construction
APSC	Arkansas Public Service Commission
City Council or Council	Council of the City of New Orleans, Louisiana
Entergy	Entergy Corporation and its direct and indirect subsidiaries
Entergy Corporation	Entergy Corporation, a Delaware corporation
Entergy Gulf States, Inc.	Predecessor company for financial reporting purposes to Entergy Gulf States Louisiana that included the assets and business operations of both Entergy Gulf States Louisiana and Entergy Texas

Entergy Gulf States Louisiana

Entergy Gulf States Louisiana, L.L.C., a company formally created as part of the jurisdictional separation of Entergy Gulf States, Inc. and the successor company to Entergy Gulf States, Inc. for financial reporting purposes. The term is also used to refer to the Louisiana jurisdictional business of Entergy Gulf States, Inc., as the context requires.

Entergy Services	Entergy Services, Inc., a wholly owned subsidiary that provides management, technical, advisory, operating, and administrative services to Entergy’s subsidiaries.
Entergy Texas	Entergy Texas, Inc., a company formally created as part of the jurisdictional separation of
Entergy Gulf States, Inc. The term is also used to refer to the Texas jurisdictional business of Entergy Gulf States, Inc., as the context requires.
FASB	Financial Accounting Standards Board
FERC	Federal Energy Regulatory Commission
kV	Kilovolt
LPSC	Louisiana Public Service Commission
MISO	Midcontinent Independent System Operator, Inc., a regional transmission organization
MPSC	Mississippi Public Service Commission
PUCT	Public Utility Commission of Texas
Utility	Entergy’s business segment that generates, transmits, distributes, and sells electric power, with a small amount of natural gas distribution

TRANSMISSION BUSINESS OF ENTERGY CORPORATION AND SUBSIDIARIES
CONDENSED COMBINED BALANCE SHEETS
(UNAUDITED)

ASSETS

	(Amounts in thousands)
	March 31, 2013	December 31, 2012
Current Assets
Cash and cash equivalents	$1,231	$1,237
Accounts receivable, net	29,240	25,222
Materials and supplies - at average cost	37,468	38,071
Accumulated deferred income taxes	17,491	27,126
Total Current Assets	85,430	91,656
Property, Plant and Equipment
Utility plant in service	5,795,601	5,730,897
Construction work in progress	273,606	249,964
Total Property, Plant and Equipment	6,069,207	5,980,861
Less - Accumulated depreciation and amortization	(2,052,356)	(2,016,825)
Property, Plant and Equipment - Net	4,016,851	3,964,036
Regulatory and Other Assets
Regulatory asset for income taxes	173,827	172,580
Other regulatory assets	131,141	129,393
Other assets	48,719	51,337
Total Other Assets	353,687	353,310
TOTAL ASSETS	$4,455,968	$4,409,002

See notes to the condensed combined financial statements

TRANSMISSION BUSINESS OF ENTERGY CORPORATION AND SUBSIDIARIES
CONDENSED COMBINED BALANCE SHEETS
(UNAUDITED)

LIABILITIES AND EQUITY

	(Amounts in thousands)
	March 31, 2013	December 31, 2012
Current Liabilities
Accounts payable	$53,912	$56,288
Customer deposits	6,194	5,840
Taxes accrued	20,455	31,637
Pension and other postretirement liabilities	186	186
Other current liabilities	2,556	5,800
Total Current Liabilities	83,303	99,751
Non-Current liabilities
Accumulated deferred income taxes and taxes accrued	1,050,956	1,046,575
Accumulated deferred investment tax credits	16,680	16,884
Regulatory liabilities	69,687	67,585
Pension and other postretirement liabilities	133,707	131,039
Other non-current liabilities	34,399	29,143
Total Non-Current Liabilities	1,305,429	1,291,226
Total Liabilities	1,388,732	1,390,977
Equity
Net parent investment	3,071,364	3,022,214
Accumulated other comprehensive loss	(4,128)	(4,189)
Total Equity	3,067,236	3,018,025
TOTAL LIABILITIES AND EQUITY	$4,455,968	$4,409,002

See notes to the condensed combined financial statements

TRANSMISSION BUSINESS OF ENTERGY CORPORATION AND SUBSIDIARIES
CONDENSED COMBINED STATEMENTS OF INCOME
(UNAUDITED)

	(Amounts in thousands)
	For the Three Months Ended March 31,
	2013	2012
Operating Revenues	$156,195	$150,087
Operating Expenses
Operating and maintenance:
Operation expenses	36,047	40,230
Maintenance expenses	8,819	10,476
Taxes other than income taxes	13,363	12,510
Depreciation and amortization	44,357	36,200
Total Operating Expenses	102,586	99,416
Operating income	53,609	50,671
Other Income
Allowance for equity funds used during construction	2,757	3,011
Miscellaneous other income - net	434	46
Total Other Income	3,191	3,057
Interest Expense
Interest expense	21,820	21,327
Allowance for borrowed funds used during construction	(1,471)	(1,567)
Total Interest Expense	20,349	19,760
Income before Income Taxes	36,451	33,968
Income taxes	13,446	11,690
NET INCOME	$23,005	$22,278

See notes to the condensed combined financial statements

TRANSMISSION BUSINESS OF ENTERGY CORPORATION AND SUBSIDIARIES
CONDENSED COMBINED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)

	(Amounts in thousands)
	For the Three Months Ended March 31,
	2013	2012
Net income	$23,005	$22,278
Other comprehensive income
Pension and other postretirement liabilities (net of tax of ($51) and ($37))	61	36
Total other comprehensive income	61	36
TOTAL COMPREHENSIVE INCOME	$23,066	$22,314

See notes to the condensed combined financial statements

TRANSMISSION BUSINESS OF ENTERGY CORPORATION AND SUBSIDIARIES
CONDENSED COMBINED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	(Amounts in thousands)
	For the Three Months Ended March 31,
	2013	2012
Operating Activities
Net income	$23,005	$22,278
Adjustments to reconcile net income to net cash flow provided by operating activities:
Depreciation and amortization	44,357	36,200
Deferred income taxes, investment tax credits, and non-current taxes accrued	13,812	33,477
Allowance for equity funds used during construction	(2,757)	(3,011)
Changes in working capital:
Receivables	(4,018)	(3,829)
Accounts payable	(2,376)	(5,069)
Taxes accrued	(11,182)	(9,500)
Other working capital accounts	(2,287)	(2,135)
Change in regulatory assets	(2,995)	(1,676)
Change in pension and other postretirement liabilities	2,668	1,506
Change in other non-current liabilities	5,256	4,950
Other assets and liabilities	1,844	1,612
Net cash flow provided by operating activities	65,327	74,803
Investing Activities
Construction/capital expenditures	(91,478)	(100,187)
Net cash flow used in investing activities	(91,478)	(100,187)
Financing Activities
Contribution from Parent, net	26,145	25,367
Net cash flow provided by financing activities	26,145	25,367
Net decrease in cash and cash equivalents	(6)	(17)
Cash and cash equivalents at beginning of period	1,237	1,256
Cash and cash equivalents at end of period	$1,231	$1,239

See notes to the condensed combined financial statements

TRANSMISSION BUSINESS OF ENTERGY CORPORATION AND SUBSIDIARIES
CONDENSED COMBINED STATEMENTS OF EQUITY
(UNAUDITED)

	(Amounts in Thousands)
	For the Three Months Ended March 31, 2013 and 2012
	Net Parent Investment	Accumulated Other Comprehensive Loss	Total Equity
Balance at December 31, 2011	$2,865,008	$(2,543)	$2,862,465
Net income	22,278	—	22,278
Pension and other postretirement liabilities	—	36	36
Transactions with parent - net	25,367	—	25,367
Balance at March 31, 2012	$2,912,653	$(2,507)	$2,910,146
Balance at December 31, 2012	$3,022,214	$(4,189)	$3,018,025
Net income	23,005	—	23,005
Pension and other postretirement liabilities	—	61	61
Transactions with parent - net	26,145	—	26,145
Balance at March 31, 2013	$3,071,364	$(4,128)	$3,067,236

See notes to the condensed combined financial statements

TRANSMISSION BUSINESS OF ENTERGY CORPORATION AND SUBSIDIARIES
NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

1. BACKGROUND AND BASIS OF PRESENTATION

Background

In December 2011, Entergy announced that its board of directors approved a plan to spin off its transmission business (“Entergy Transmission” or the “Business”) and merge it with a newly formed subsidiary of ITC Holdings Corp. (ITC). The Business is not currently a separate stand-alone legal entity, and consists of the interconnected transmission lines at voltages of 69kV and above and the associated substations and other property and equipment that make up the electric transmission operations of the following companies (collectively referred to as the Utility operating companies):

•            Entergy Arkansas, Inc. (“Entergy Arkansas”),

•            Entergy Gulf States Louisiana, L.L.C. (“Entergy Gulf States Louisiana”),

•            Entergy Louisiana, LLC (“Entergy Louisiana”),

•            Entergy Mississippi, Inc. (“Entergy Mississippi”),

•            Entergy New Orleans, Inc. (“Entergy New Orleans”), and

•            Entergy Texas, Inc. (“Entergy Texas”).

The Utility operating companies’ electric utility businesses consist of integrated generation, transmission, distribution, and electric power sales operations.

Entergy plans to contribute the Business to Mid South TransCo LLC (“TransCo”), a wholly owned subsidiary of Entergy, and to spin off TransCo and merge it with the newly formed ITC subsidiary in a tax-free, all-stock transaction, which will result in Entergy’s shareholders holding at least 50.1% of ITC’s common stock. The transaction is expected to be completed in 2013 subject to the satisfaction of certain closing conditions, including obtaining the necessary approvals of Entergy’s local and state regulators, the FERC, and ITC shareholders.

Basis of Presentation

Entergy did not account for the Business, and the Business was not operated, as a stand-alone company for the periods presented. The accompanying unaudited condensed combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) from the accounting records of Entergy using the historical results of operations and cost basis of the assets and liabilities of Entergy that comprise the Business, applied consistently with those used in the preparation of the audited combined financial statements as of December, 31, 2012 and 2011 and for the years ended December 31, 2012, 2011, and 2010. The Business’s unaudited condensed combined financial statements present the historical financial position, results of operations, and cash flows of the transmission-related business of Entergy’s Utility operating segment as it has been historically operated and regulated, and are not indicative of the financial position, results of operations, or net cash flows that would have existed had the Business operated as an independent stand-alone company for the three months ended March 31, 2013 and 2012.

The accompanying unaudited condensed combined financial statements include assets and liabilities that are specifically attributable to the Business, and revenues and costs directly related to the operations and maintenance of the Business. The Business also receives services and support functions from Entergy. The Business’s operations are dependent on Entergy’s ability to perform these services and support functions which include accounting, finance, investor relations, planning, legal, communications, governmental and regulatory affairs, and human resources, as well as information technology services and other shared services such as corporate security, facilities management, office support services, and purchasing and logistics.

Specific identification of transmission-related costs and various allocation methodologies were used to disaggregate service and support functions between the Business and Entergy’s non-transmission operations. Costs were primarily allocated based on either the Business’s share of revenue, net plant-in-service, or payroll expense, depending on the nature of the costs. Interest expense was calculated using a methodology that allocated to the Business financing costs from Entergy in proportion to the Business’s share of utility plant assets. The Business believes this method of allocating interest expense produces reasonable results because funding utility plant investments is a significant factor in determining the amount of debt outstanding at Entergy’s Utility operating companies. Taxes other than income taxes for the Business consist of ad valorem and payroll taxes. Ad valorem taxes accrued were allocated based on net plant balances because these tax obligations are primarily property based. Payroll taxes were allocated to the Business based on payroll and incentive dollars allocated to the Business. Depreciation and AFUDC were identified based on actual depreciation and AFUDC recorded for identified

TRANSMISSION BUSINESS OF ENTERGY CORPORATION AND SUBSIDIARIES
NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

transmission assets. For the three months ended March 31, 2013 and 2012 revenues were either specifically identified with the Business for Utility customers who were charged transmission-specific rates or were allocated to the Business for Utility customers that were not charged transmission-specific rates. This revenue allocation was done by unbundling the revenue related to the Business from total Entergy Utility revenue based on the underlying transmission-specific proportion of the Utility operating companies’ cost of service. Management believes that these allocation methodologies are appropriate and reasonable.

Entergy has provided the necessary capital to finance the Business’s operations. Net parent investment on the unaudited condensed combined balance sheet represents the amount of capital investments made by Entergy in its transmission-related operations, the Business’s accumulated net earnings after taxes, and the net effect of transactions with and allocations from Entergy. All Entergy funding to the Business since inception has been accounted for as capital contributions from Entergy and all cash remittances from the Business to Entergy have been accounted for as distributions to Entergy. None of Entergy’s outstanding indebtedness can be specifically identified with the Business, but interest expense was allocated as described above. For all periods presented, the Business had net positive operating cash flow, which has been accounted for as distributions to Entergy.

The unaudited condensed combined financial statements and the related financial statement disclosures reflect all normal recurring adjustments that are, in the opinion of management, necessary to present fairly the financial position and results of operations for the interim periods. The Business is subject to seasonal fluctuations, however, with the peak periods occurring during the third quarter. The results for the interim periods presented should not be used as a basis for estimating results of operations for a full year.

2. RATE AND REGULATORY MATTERS

Regulatory Asset for Income Taxes

Accounting standards for income taxes provide that a regulatory asset be recorded if it is probable that the currently determinable future increase in regulatory income tax expense will be recovered from customers through future rates. The primary source of the Business’s regulatory asset for income taxes is book depreciation of AFUDC equity that has been capitalized to property, plant and equipment but for which there is no corresponding tax basis. AFUDC equity is a component of property, plant and equipment that is included in rate base when the plant is placed in service.

Regulatory Rate Proceedings

The Business is a component of the Utility business of Entergy, and the revenues specifically identified with or allocated to the Business are affected by the regulatory proceedings that affect the Utility operating companies’ rates and resulting revenues. The Utility’s rate proceedings and cost recoveries included the Business as a part of Entergy’s integrated Utility operations.

Open Access Transmission Tariff (OATT)

The OATT determines the service charges for Point-to-Point Transmission and Network Integration Transmission Service for the use of Entergy’s transmission facilities. These rates are updated and filed annually with the FERC in May of each year based on actual data for the immediately preceding calendar year. The Business has recorded provisions for the estimated outcome of these proceedings.

In May 2012, Entergy submitted the 2012 annual rate update under the Entergy OATT, which reflected an estimated increase in revenues of approximately $5 million. The update adjusts the charges applicable for OATT service from June 2012 through May 2013 based on historical 2011 cost data and other actual historical inputs. In September 2012, five parties filed a complaint challenging the rates and charges proposed by Entergy on various grounds. In October 2012, Entergy filed an answer to the complaint responding to the complainants’ allegations and asking that the complaint be dismissed. In January 2013 the FERC issued an order setting the rates for hearing and establishing settlement judge proceedings. A hearing has not been scheduled and on February 14, 2013, the settlement judge recommended that settlement judge proceedings continue.

TRANSMISSION BUSINESS OF ENTERGY CORPORATION AND SUBSIDIARIES
NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

In May 2011, Entergy submitted the 2011 annual rate update under the Entergy OATT, which reflected an estimated increase in revenues of approximately $8 million. The update adjusts the charges applicable for OATT service for June 2011 through May 2012 based on historical 2010 cost data and other actual historical inputs. In September 2011 five parties filed a complaint challenging the rates and charges proposed by Entergy on various grounds. In October 2011, Entergy filed an answer to the complaint responding to the complainants’ allegations and asking that the complaint be dismissed. In January 2012 the FERC issued an order setting the rates for hearing and establishing settlement judge proceedings. A hearing has not been scheduled and on February 21, 2013, the settlement judge recommended that settlement judge proceedings continue.

Retail Rate Proceedings

The following are the rate proceedings regarding the Utility operating companies’ retail base rates that are ongoing as of March 31, 2013:

Filings with the APSC

In March 2013, Entergy Arkansas filed with the APSC for a general change in rates, charges, and tariffs. Entergy Arkansas requested a $174 million rate increase that would become effective by January 2014, including $49 million of revenue being transferred from collection in riders to base rates. The filing requests a 10.4% return on common equity. The APSC Staff has requested a procedural schedule that includes hearings in the proceeding beginning in October 2013.

Formula Rate Plan Filings with the LPSC

Entergy Gulf States Louisiana

In May 2012, Entergy Gulf States Louisiana made its formula rate plan filing with the LPSC for the 2011 test year. The filing reflected an 11.94% earned return on common equity, which is above the earnings bandwidth and would indicate a $6.5 million cost of service rate change was necessary under the formula rate plan. Subsequently, in August 2012, Entergy Gulf States Louisiana submitted a revised filing that reflected an earned return on common equity of 11.86% indicating a $5.7 million cost of service rate decrease is necessary under the formula rate plan. The rate reduction was implemented, subject to refund, effective for bills rendered the first billing cycle of September 2012. The 2011 test year filings, as revised, were approved by the LPSC in February 2013.

Entergy Gulf States Louisiana filed a base rate case on February 15, 2013. Recognizing that the final structure of Entergy Gulf States Louisiana’s transmission business has not been determined, the filing presents two alternative scenarios for the LPSC to establish the appropriate level of rates for Entergy Gulf States Louisiana. Under its primary request, Entergy Gulf States Louisiana assumes that it has completed integration into MISO and that the spin-off and merger of its transmission business with a subsidiary of ITC Holdings has occurred, and therefore rates implemented under that scenario would not apply to the Business. Under the alternative request contained in its filing, Entergy Gulf States Louisiana assumes that it has completed integration into MISO, but that the spin-off and merger of its transmission business with a subsidiary of ITC Holdings has not occurred (the MISO-Only Scenario). Under the MISO-Only Scenario, Entergy Gulf States Louisiana requests:

•    authorization to increase the revenue it collects from customers by approximately $24 million;

•    an authorized return on common equity of 10.4%;

•    authorization to increase depreciation rates embedded in the proposed revenue requirement; and,

•             authorization to implement a three-year formula rate plan with a midpoint return on common equity of 10.4%, plus or minus 75 basis points (the deadband), that would provide a means for the annual re-setting of rates (commencing with calendar year 2013 as its first test year), that would include a mechanism to recover incremental transmission revenue requirement on the basis of a forward-looking test year as compared to the initial base year of 2014 with an annual true-up, that would retain the primary aspects of the prior formula rate plan, including a 60% to customers/40% to Entergy Gulf States Louisiana sharing mechanism for earnings outside the deadband, and a capacity rider mechanism that would permit recovery of incremental capacity additions approved by the LPSC.

In April 2013 the LPSC established a procedural schedule providing for hearings in November 2013, with an LPSC decision expected by February 2014.

TRANSMISSION BUSINESS OF ENTERGY CORPORATION AND SUBSIDIARIES
NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

Entergy Louisiana

In May 2012, Entergy Louisiana made its formula rate plan filing with the LPSC for the 2011 test year. The filing reflected a 9.63% earned return on common equity, which is within the earnings bandwidth and results in no cost of service rate change under the formula rate plan. In August 2012, Entergy Louisiana submitted a revised filing that reflects an earned return on common equity of 10.38%, which is still within the earnings bandwidth, resulting in no cost of service rate change. The 2011 test year filings, as revised, were approved by the LPSC in April 2013.

Entergy Louisiana filed a base rate case on February 15, 2013. Recognizing that the final structure of Entergy Louisiana’s transmission business has not been determined, the filing presents two alternative scenarios for the LPSC to establish the appropriate level of rates for Entergy Louisiana. Under its primary request, Entergy Louisiana assumes that it has completed integration into MISO and that the spin-off and merger of its transmission business with a subsidiary of ITC Holdings has occurred, and therefore rates implemented under that scenario would not apply to the Business. Under the alternative request contained in its filing, Entergy Louisiana assumes that it has completed integration into MISO, but that the spin-off and merger of its transmission business with a subsidiary of ITC Holdings has not occurred (the MISO-Only Scenario). Under the MISO-Only Scenario, Entergy Louisiana requests:

•    authorization to increase the revenue it collects from customers by approximately $145 million;

•    an authorized return on common equity of 10.4%;

•    authorization to increase depreciation rates embedded in the proposed revenue requirement; and,

•             authorization to implement a three-year formula rate plan with a midpoint return on common equity of 10.4%, plus or minus 75 basis points (the deadband), that would provide a means for the annual re-setting of rates (commencing with calendar year 2013 as its first test year), that would include a mechanism to recover incremental transmission revenue requirement on the basis of a forward-looking test year as compared to the initial base year of 2014 with an annual true-up, that would retain the primary aspects of the prior formula rate plan, including a 60% to customers/40% to Entergy Louisiana sharing mechanism for earnings outside the deadband, and a capacity rider mechanism that would permit recovery of incremental capacity additions approved by the LPSC.

In April 2013 the LPSC established a procedural schedule providing for hearings in November 2013, with an LPSC decision expected by February 2014.

Formula Rate Plan Filings with the MPSC

In March 2013, Entergy Mississippi submitted its formula rate plan 2012 test year filing. The filing requests a $36.3 million revenue increase to reset Entergy Mississippi’s return on common equity to 10.55%, which is a point within the formula rate plan bandwidth. The formula rate plan calls for new rates to be implemented in June 2013 (or in July 2013 if any part of the filing is disputed by the Mississippi Public Utilities Staff). The filing is currently subject to MPSC review. A scheduling order was filed in April 2013 setting a hearing for July 2, 2013, with a final order to be issued on or before July 15, 2013 and revised rate adjustments to begin billing on July 28, 2013.

Filings with the City Council

Entergy New Orleans

In May 2012, Entergy New Orleans filed its electric formula rate plan evaluation report for the 2011 test year. The filing requests a $3.0 million electric base revenue increase. Subsequent adjustments agreed upon with the City Council Advisors indicate a $4.9 million electric base revenue increase as necessary under the formula rate plan. As part of the original filing, Entergy New Orleans is also requesting to increase annual funding for its storm reserve by approximately $5.7 million for the next five years. On September 26, 2012, Entergy New Orleans made a filing with the City Council that implemented the $4.9 million electric formula rate plan rate increase. The new rates were effective with the first billing cycle in October 2012. The new rates have not affected the net amount of Entergy New Orleans’s operating revenues. The City Council approved a procedural schedule to resolve disputed items that includes a hearing in June 2013. The rates implemented in October 2012 are subject to retroactive adjustments depending on the outcome of the proceeding. The City Council has not yet acted on Entergy New Orleans’s request for an increase in storm reserve funding. Entergy New Orleans’s formula rate plan ended with the 2011 test year and has not yet been extended.

TRANSMISSION BUSINESS OF ENTERGY CORPORATION AND SUBSIDIARIES
NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

Entergy Louisiana

In March 2013, Entergy Louisiana filed a rate case for the Algiers area, which is in New Orleans and is regulated by the City Council. Entergy Louisiana is requesting a rate increase of $13 million over three years, including a 10.4% return on common equity and a formula rate plan mechanism identical to its LPSC request. New rates are currently expected to become effective in second quarter 2014.

Filings with the PUCT and Texas Cities

2011 Rate Case

In November 2011, Entergy Texas filed a rate case requesting a $112 million base rate increase reflecting a 10.6% return on common equity based on an adjusted June 2011 test year. On April 3, 2012 the PUCT Staff filed direct testimony recommending a base rate increase of $66 million and a 9.6% return on common equity. The PUCT Staff, however, subsequently filed a statement of position in the proceeding indicating that it was still evaluating the position it will ultimately take in the case regarding Entergy Texas’s recovery of purchased power capacity costs and Entergy Texas’s proposal to defer its MISO transition expenses. On April 13, 2012, Entergy Texas filed rebuttal testimony indicating a revised request for a $105 million base rate increase. A hearing was held in late-April through early-May 2012.

In September 2012 the PUCT issued an order approving a $28 million rate increase, effective July 2012. The order includes a finding that “a return on common equity (ROE) of 9.80 percent will allow Entergy Texas a reasonable opportunity to earn a reasonable return on invested capital.” The order also provides for increases in depreciation rates and the annual storm reserve accrual. The order also excluded from rate recovery capitalized financially-based incentive compensation and included $1.6 million of MISO transition expense in base rates. Entergy Texas filed a motion for rehearing regarding several issues in the PUCT’s order on October 4, 2012. Several other parties have also filed motions for rehearing of the PUCT’s order. The PUCT subsequently denied rehearing of substantive issues. Several parties, including Entergy Texas, have appealed the PUCT’s order to the Travis County District Court.

3. TRANSACTIONS WITH AFFILATES

The Business receives management, administrative, accounting, legal, engineering, and other services from Entergy Services, which is a wholly-owned subsidiary of Entergy. The Business’s expenses for such services were $22.6 million and $27.0 million for the three months ended March 31, 2013 and 2012, respectively. Such expenses are reported in operation and maintenance expenses. These costs are allocated to the Business based on the actual costs incurred by Entergy Services and to the extent that the activities related to or benefited the Business, whether directly or indirectly. Management believes that the cost allocations are reasonable for the services provided.

The Business’s operations are bundled with Entergy Utility’s production and distribution operations. As described in Note 1 to the unaudited condensed combined financial statements, the majority of Entergy’s customers are billed collectively for services that include all functions. With the exception of certain wholesale transmission customers, customer billings are not segregated between the Utility’s functions. Likewise, no intercompany billings exist between the Business and the Utility’s other functions. Refer to Note 1 to the unaudited condensed combined financial statements for a description of the revenue allocation process used in these unaudited condensed combined financial statements.

Entergy uses a centralized approach for cash management and to finance its operations. During the periods covered by these unaudited condensed combined financial statements, cash receipts were remitted to Entergy on a regular basis and are reflected within net parent investment in the combined balance sheets. Similarly, the Business’s cash disbursements were funded through Entergy’s cash accounts as costs were incurred.

TRANSMISSION BUSINESS OF ENTERGY CORPORATION AND SUBSIDIARIES
NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

4. RETIREMENT, OTHER POSTRETIREMENT BENEFITS, AND DEFINED CONTRIBUTION PLANS

Components of Net Pension Cost

Total first quarter 2013 and 2012 qualified pension cost, including amounts capitalized, included the following components:

	For the Three Months Ended March 31,
	2013	2012
	(In thousands)
Service cost - benefits earned during the period	$1,912	$1,658
Interest cost on projected benefit obligation	2,315	2,189
Expected return on assets	(2,762)	(2,553)
Amortization of prior service cost	3	11
Amortization of loss	1,529	998
Net pension costs	$2,997	$2,303

Entergy Transmission recognized $34 thousand and $31 thousand in pension cost for its non-qualified pension plans in the first quarters of 2013 and 2012, respectively.

Components of Net Other Postretirement Benefit Cost

Total first quarter 2013 and 2012 other postretirement benefit cost, including amounts capitalized, included the following components:

	For the Three Months Ended March 31,
	2013	2012
	(In thousands)
Service cost - benefits earned during the period	$989	$888
Interest cost on accumulated postretirement benefit obligation (APBO)	525	463
Expected return on assets	(143)	(132)
Amortization of transition obligation	—	9
Amortization of prior service cost	(15)	(14)
Amortization of loss	300	212
Net other postretirement benefit cost	$1,656	$1,426

Employer Contributions

Based on current assumptions, Entergy Transmission expects to contribute $4.3 million to its qualified pension plans in 2013. Entergy Transmission did not make a contribution to its pension plans during the first quarter of 2013.

TRANSMISSION BUSINESS OF ENTERGY CORPORATION AND SUBSIDIARIES
NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

5. SHARE-BASED COMPENSATION

Entergy grants stock awards, which are described more fully in Note 8 to the combined annual financial statements as of and for the three years ended December 31, 2012. Awards under Entergy’s plans generally vest over three years.

Stock Options

The following table includes financial information for stock options granted for the benefit of the Business for each of the periods presented. The Business granted 10,000 stock options during the three months ended March 31, 2013 with a weighted average fair value of $8.00. At March 31, 2013, there were 149,860 stock options outstanding with a weighted-average exercise price of $82.81. The intrinsic value, which has no effect on net income, of the outstanding stock options is calculated by the difference in the weighted average exercise price of the stock options granted and Entergy Corporation’s common stock price as of March 31, 2013. Because Entergy’s stock price was less than the weighted-average exercise price, the aggregate intrinsic value of outstanding stock options held by the Business’s employees at March 31, 2013 was zero. The intrinsic value of “in the money” stock options was $0.01 million as of March 31, 2013.

The figures in the following table, and in all other tables and values in this note, reflect only employees of the Business, unless otherwise noted. The Business also recorded overhead costs derived from the allocation of stock-based compensation of shared employees of $0.1 million and $0.4 million for the three months ended March 31, 2013, and 2012 respectively.

	For the Three Months Ended March 31,
	2013	2012
	(In thousands)
Compensation expense included in net income	$10	$16
Tax benefit recognized in net income	4	6
Compensation cost capitalized as part of fixed assets	6	9

Restricted Stock Awards

In January 2013, the Business granted 10,600 restricted stock awards under the 2011 Equity Ownership and Longterm Cash Incentive Plan for the benefit of the Business. The grants were made effective as of January 31, 2013 and were valued at $64.60 per share, which was the closing price of Entergy’s common stock on that date. One-third of the restricted stock awards will vest upon each anniversary of the grant date and are expensed ratably over the three-year vesting period. Shares of restricted stock have the same dividend and voting rights as other common stock and are considered issued and outstanding shares of Entergy upon vesting.

The following table includes financial information for restricted stock for the three months ended March 31, for each of the years presented:

	For the Three Months Ended March 31,
	2013	2012
	(In thousands)
Compensation expense included in net income	$126	$78
Tax benefit recognized in net income	48	30
Compensation cost capitalized as part of fixed assets	22	14

TRANSMISSION BUSINESS OF ENTERGY CORPORATION AND SUBSIDIARIES
NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

6.           COMMITMENTS AND CONTINGENCIES

Contingent Obligations

The Business is subject to a number of federal and state laws and regulations, as well as other factors and conditions that potentially subject it to environmental, litigation, and other risks. Exposure to such risks is periodically evaluated and provisions are provided for those matters where a loss is considered probable and reasonably estimable in accordance with US GAAP. The adequacy of loss provisions can be significantly affected by external events or conditions that can be unpredictable; thus, the ultimate outcome of such matters could materially affect the unaudited condensed combined financial statements.

The Business is involved in a number of legal, regulatory, labor-related, and tax proceedings before various courts, regulatory commissions, and governmental agencies in the ordinary course of business. While management is unable to predict the outcome of such proceedings, management does not believe that the ultimate resolution of these matters will have a material effect on the Business’s results of operations, cash flows, or financial condition. Refer to Note 2 to the unaudited condensed combined financial statements for a discussion of regulatory proceedings.

Conventional Property Insurance

Entergy’s conventional property insurance program provides coverage of up to $400 million on an Entergy systemwide basis for all operational perils (direct physical loss or damage due to machinery breakdown, electrical failure, fire, lightning, hail, or explosion) on an “each and every loss” basis; up to $400 million in coverage for certain natural perils (direct physical loss or damage due to earthquake, tsunami, and flood,) on an annual aggregate basis; up to $125 million for certain other natural perils (direct physical loss or damage due to a named windstorm and associated storm surge) on an annual aggregate basis; and up to $400 million in coverage for all other natural perils not previously stated (direct physical loss or damage due to a tornado, ice storm, or any other natural peril except named windstorm and associated storm surge, earthquake, tsunami, and flood) on an “each and every loss” basis. The coverage is subject to a $40 million self-insured retention per occurrence for the natural perils of named windstorm and associated storm surge, earthquake, flood, and tsunami; and a $20 million self-insured retention per occurrence for operational perils and all other natural perils not previously stated, which includes tornado and ice storm, but excludes named windstorm and associated storm surge, earthquake, tsunami, and flood.

Transmission substations over $5 million in value are covered property under Entergy’s conventional property insurance, while above-ground transmission lines, poles, and towers are excluded. Entergy also purchases $300 million in terrorism insurance coverage for its conventional property. The Terrorism Risk Insurance Reauthorization Act of 2007 created a government program that provides for up to $100 billion in coverage in excess of existing coverage for a terrorist event.

7.           BUSINESS SEGMENT INFORMATION

Reportable segments are identified based on the criteria set forth by the FASB regarding disclosures about segments of an enterprise. Reportable segments are determined based primarily on the regulatory environment of operations, geography, and the business activities performed to earn revenues and incur expenses. During the periods presented herein, the Business operated solely as one reportable business segment. The Business is managed on an integrated basis. Historically, Entergy has viewed its Utility operations as one business segment; therefore this presentation is consistent with the historical presentation of Entergy’s reportable segments.

Geographic Areas

For the three months ended March 31, 2013, and 2012, the Business generated no revenue from outside of the United States. As of March 31, 2013 and December 31, 2012 the business had no long-lived assets located outside of the United States.

TRANSMISSION BUSINESS OF ENTERGY CORPORATION AND SUBSIDIARIES
NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

8.             INCOME TAXES

Entergy’s Utility operating companies file U.S. federal and various state income tax returns. The IRS and substantially all state taxing authorities’ examinations are completed for years before 2005. Entergy regularly negotiates with the IRS to achieve settlements and believes the provisions recorded in its financial statements are sufficient to address these issues. The outcome of Entergy’s potential audit issues could result in changes to the amounts of unrecognized tax benefits.

In the third quarter 2008, Entergy Louisiana and Entergy Gulf States Louisiana received funds from the Louisiana Utilities Restoration Corporation (“LURC”). These receipts from LURC were from the proceeds of a Louisiana Act 55 financing of the costs incurred to restore service following Hurricane Katrina and Hurricane Rita. In June 2012, Entergy effectively settled the tax treatment of the receipt of these funds, which resulted in an income tax benefit of $9.4 million for the Business, which includes the effect of reversing liabilities for uncertain tax positions. Under the terms of an LPSC approved settlement related to the Louisiana Act 55 financings, the Business recorded a $6.2 million regulatory charge to operating revenues with a corresponding regulatory liability to reflect its obligation to customers with respect to the settlement.

9.             SUBSEQUENT EVENTS

The Business evaluated subsequent events through May 15, 2013, the date the financial statements were available to be issued.